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                                                                    Exhibit 4.19

YEAR 2001 PERFORMANCE CONTRACT WITH VICE PRESIDENT OF PETROCHINA COMPANY LIMITED
   AND PRESIDENT OF PETROCHINA EXPLORATION AND DEVELOPMENT RESEARCH INSTITUTE

Offeree: Name: SHEN, Pingping                     Offeror: Name: HUANG, Yan                   Term of the Contract: January 1, 2001
                                                                                                  to December 31, 2001
Title:   Vice President of PetroChina Company     Title:  President of PetroChina Company
         Limited ("PetroChina") and President             Limited                             Date of Execution:  January, 2001
         of PetroChina Exploration and
         Development Research Institute

INDICES                       KEY PERFORMANCE INDICES (KPI)      WEIGHT     MEASUREMENT        TARGET     ACTUAL PERFORMANCE
-------                       -----------------------------      ------     -----------        ------     ------------------
Profits Indices               Rate of return of the              30%        %                  12.86
                              invested capital of
                              PetroChina (ROIC)

                              Net income of PetroChina           15%        In million RMB     41,470
                              (NI)

                              Free cash flow of                  15%        In million RMB     9,950
                              PetroChina (FCF)

Operating Indices             Number of new patents              15%        Item               8

                              Rate of excellent                  10%        %                  60
                              scientific projects after
                              being inspected in
                              acceptance tests


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
                              Rate of scientific             10%       %                    80
                              products which have been
                              put into application

                              Management cost                5%        In thousand RMB      23,570

Indices to Be Put under       Total number of employees      1,893 persons                                 Comprehensive performance
Control                                                                                                    expressed in marks to be
                                                                                                           reduced by 10 marks if
                              Improving ideological          Eliminating various factors causing           exceeding target of the
                              and political work,            instability in time and succeeding in         index put under control.
                              enhancing Party Conduct        preventing occurrence of any mass
                              and anti-corruption            commotion and any severe offence
                              campaign and maintaining       against Party conduct and
                              a stable employee team         anti-corruption disciplines by any
                                                             officer of the Institute

Signature of Offeree:  /s/Shen Pingping      Signature of Offeror:  /s/Huang Yan
                       ----------------                             ------------